Exhibit 99.1

Professional Diversity Network, Inc. Announces Acquisition of Expo Experts, LLC

January 11, 2023

Chicago, January 11, 2023 (Globe Newswire) – Professional Diversity Network, Inc. (NASDAQ:IPDN) (“PDN” or “Company”), a developer and operator of online and in-person diversity talent networks that provides access to networking, training, educational and employment opportunities for diverse individuals, announced that the Company’s wholly-owned subsidiary, Expo Experts Events, LLC, pursuant to an asset purchase agreement with Expo Experts, LLC (“Expo Experts”) dated as of January 9, 2023, an Ohio limited liability company, has purchased the assets and operations of Expo Experts for a total consideration of $600,000 to be funded by the payment of $400,000 in cash and the issuance of restricted shares of PDN common stock valued at $200,000 based on the volume weighted average price as of twenty (20) days prior to the closing date.

“Expo Experts is one of the leading career fair companies in North America and hosts job fairs specializing in STEM based employers for over 20 years, a niche we previously have not been a significant part of. We believe that this strategic investment will immediately increase our event revenues significantly and add up to incremental revenues as a result of cross-platform sales, with minimal additional costs, due to the underlying synergies that both companies can provide to one another. Expo Experts is the type of investment opportunity that we have been looking for to grow our core business and the addition of Expo Experts makes PDN one of the leaders in providing career fairs specializing in diversity,” said Adam He, Chief Executive Officer for PDN.

“We are excited to be part of the PDN family. We look forward to being able to expand our career fair platforms by including the diverse networks that PDN has to offer. We believe that even further synergy can be developed between the PDN and Expo Experts brands to bring in new profit streams to both parties,” said Susan Turner, Co-Founder of Expo Experts.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (PDN) is a developer and operator of online and in-person diversity job seeker networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through our online platforms and partnerships, we provide hiring employers a means to identify and acquire diverse talent and assist them with DEI efforts. Our mission is to utilize the collective strength of our affiliate companies, members, partners, and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBTQ+ and disabled persons globally.

For more information about PDN, please visit:

www.prodivnet.com

Forward-Looking Statements

This press release contains information about PDN’s view of its future expectations, plans, and prospects that constitute forward-looking statements. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the future benefits of the investment described in this release, including the development of new revenue streams or the availability of distributions on any securities; any statements relating to the future reinstatement of the license described in this release by the applicable regulatory authorities; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, and global economic activity in general. PDN may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about PDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and PDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

For further information, please contact:

Professional Diversity Network, Inc.

Tel: (312) 614-0950

Email: investors@ipdnusa.com

Source: Professional Diversity Network, Inc.

Source: Professional Diversity Network, Inc.

Released January 11, 2023